Exhibit (a)(1)(D)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE
WARRANTS TO PURCHASE COMMON STOCK

SPENDSMART NETWORKS, INC.

December 4, 2015

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 5:00 P.M. (Eastern Standard time) ON JANUARY 5, 2016 UNLESS THIS OFFER PERIOD IS EXTENDED.

SpendSmart Networks, Inc., a Delaware corporation, referred to in this Offer to Amend and Exercise as “we,” “us,” “SSPC” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 21,634,695 shares of common stock (the “Offer to Amend and Exercise”), including: (i) outstanding warrants to purchase an aggregate of 17,918,675 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing closed on February 11, 2014, February 21, 2014, March 6, 2014, and March 14, 2014 (the “2014 Warrants”), of which 16,289,704 are exercisable at an exercise price of $1.10 per share, as well as warrants issued to the placement agent in connection with such financing (the “$1.10 2014 Warrants”) and 1,628,971 are exercisable at an exercise price of $1.27 per share (the “$1.27 2014 Warrants”); (ii) outstanding warrants to purchase an aggregate of 1,711,106 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 30, 2012, July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012, as well as warrants issued to the placement agent in connection with such financings (the “2012 Warrants”), of which 1,417,799 are exercisable at an exercise price of $7.50 per share (the “$7.50 2012 Warrants”) and 244,640 are exercisable at an exercise price of $9.00 per share (the “$9.00 2012 Warrants”) and 48,667 are exercisable at an exercise price of $12.00 per share (the “$12.00 2012 Warrants”); (iii) outstanding warrants to purchase an aggregate of 1,569,935 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing completed on January 19, 2011, May 20, 2011, October 21, 2011, and November 21, 2011, as well as warrants issued to the placement agent in connection with such financing (the “2011 Warrants”) of which 1,083,333 are exercisable at an exercise price of $6.00 per share (the “$6.00 2011 Warrants”), 250,001 are exercisable at an exercise price of $7.50 per share (the “$7.50 2011 Warrants”) and 236,601 are exercisable at an exercise price of $9.00 per share (the “$9.00 2011 Warrants”); and (iv) outstanding warrants to purchase an aggregate of 434,979 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 16, 2010  (the “2010 Warrants”), of which 125,000 are exercisable at an exercise price of $6.00 per share (the “$6.00 2010 Warrants”) 222,479 are exercisable at an exercise price of $9.00 per share (the “$9.00 2010 Warrants”) and 87,500 are exercisable at an exercise price of $7.50 per share (the “$7.50 2010 Warrants”). The 2014 Warrants, the 2012 Warrants, the 2011 Warrants, and the 2010 Warrants are hereafter collectively referred to as the “Original Warrants”.

    Pursuant to the Offer to Amend and Exercise, all of the 2014 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. Pursuant to the Offer to Amend and Exercise the 2012 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. In addition, the 2011 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. Finally, pursuant to the Offer to Amend and Exercise the 2010 Warrants will be amended to reduce the exercise to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. There is no minimum participation requirement with respect to the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Amended Warrants will be amended to: (i) reduce the exercise price of the $1.10 2014 Warrants from $1.10 per share to $0.15 per share of common stock; (ii) reduce the exercise price of the $1.27 2014 Warrants from $1.27 per share to $0.15 per share of common stock; (iii) reduce the exercise price of the $7.50 2012 Warrants from $7.50 per share to $0.15 per share of common stock; (iv) reduce the exercise price of the $9.00 2012 Warrants from $9.00 per share to $0.15 per share of common stock; (v) reduce the exercise price of the $12.00 2012 Warrants from $12.00 per share to $0.15 per share of common stock; (vi) reduce the exercise price of the $6.00 2011 Warrants from $6.00 per share to $0.15 per share of common stock; (vii) reduce the exercise price of the $7.50 2011 Warrants from $7.50 per share to $0.15 per share of common stock; (viii) reduce the exercise price of the $9.00 2011 Warrants   from $9.00 per share to $0.15 per share of common stock; (ix) reduce the exercise price of the $6.00 2010 Warrants from $6.00 per share to $0.15 per share of common stock; (x) reduce the exercise price of the $9.00 2010 Warrants from $9.00 per share to $0.15 per share of common stock; (xi) reduce the exercise price of the $7.50 2010 Warrants from $7.50 per share to $0.15 per share of common stock; and (xii) shorten the exercise period of the Original Warrants collectively so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Standard Time) on January 5, 2015, as may be extended by the Company in its sole discretion (“Expiration Date”).  Other than set forth above, the terms of the Original Warrants will remain unmodified and in full force and effect.

The Offer to Amend and Exercise is limited to “accredited investors” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). You may elect to amend some or all of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise, your Original Warrants will remain in full force and effect, as originally issued.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants to help the Company to raise funds to support the Company’s operations by providing the holders of the Original Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the Original Warrants. Please see “Purposes of the Offer to Amend and Exercise and Use of Proceeds” below for a description of the purposes of the Offer to Amend and Exercise.

The period during which Original Warrants may be amended and exercised on the terms described above will commence on December 4, 2015 (the date the materials relating to the Offer to Amend and Exercise are first sent to the holders, referred to herein as the “Offer Date”) through the Expiration Date (the “Offer Period”).

The Company will agree to amend all Original Warrants held by eligible holders, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the attached Election to Participate and Exercise Warrant. IT IS THE COMPANY’SCURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Participate and Exercise Warrant, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend and exercise your Original Warrants. An election to participate in the Offer to Amend and Exercise will result in both the amendment of your Original Warrant(s) and your exercise of the Amended Warrant(s). You should read all of the materials carefully before you decide whether to participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor.

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To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Lost Warrant) for cancellation, and (iv) cash in the amount equal to $0.15 per share multiplied by the number of shares of common stock you elect to purchase (collectively, the “Acceptance and Exercise Documents”). The cash may be tendered in the form of a check payable to SpendSmart Networks, Inc. or by wire transfer to the Company’s account as set forth in the Election to Participate and Exercise Warrant. Each of these items must be properly delivered, before the Expiration Date to: SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, California 93401. If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to 5:00 p.m., Eastern Standard Time on January 5, 2016, the Expiration Date of the Offer to Amend and Exercise (or such later date and time if we extend the Offer to Amend and Exercise), promptly following the Expiration Date, we intend to notify our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and promptly issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant. See “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit a Notice of Withdrawal to the Company at any time prior to the Expiration Date. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date. However, you may change your mind and submit a Notice of Withdrawal to us if your Original Warrants and other Acceptance and Exercise Documents have not been accepted by us prior to the Expiration Date. In addition, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by February 2, 2016 which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after February 2, 2016. If you properly withdraw in a timely manner as set forth above, we will promptly: (i) cancel your signed copy of the Election to Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant (which will remain unmodified and in full force and effect), or issue you a new Original Warrant if you submitted an Affidavit of Lost Warrant, and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant.

If you have any question or need assistance, you should contact Maxim Group, LLC (the “Warrant Agent”), for the Offer to Amend and Exercise. The Warrant Agent may be reached at:

Maxim Group, LLC
405 Lexington Avenue
New York, New York 10174
Attention: Kareem Ali
(212) 895-3500

You may request additional copies of this document and any of the Offering Materials from the Company and the Warrant Agent. The Company may be reached at:

SpendSmart Networks, Inc.
805 Aerovista Place, Suite 205
San Luis Obispo, California 93401
(877) 541-8398

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

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WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS DECEMBER 4, 2015

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SPECIAL NOTE WITH RESPECT TO FORWARD-LOOKING INFORMATION	1
OFFERING SUMMARY	2
RISK FACTORS	8
DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE	22
PURPOSE OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS	23
EXPIRATION DATE	23
TERMS OF AMENDED WARRANTS	24
CONDITIONS TO THE OFFER TO AMEND AND EXERCISE	25
EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS	25
PROCEDURES FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS	26
MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES	26
WITHDRAWAL RIGHTS	26
REGISTRATION OF WARRANT SHARES	27
TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS	27
SOURCE AND AMOUNT OF FUNDS	27
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	28
ACCOUNTING TREATMENT	28
FEES AND EXPENSES	30
TRANSFERS	30
EXECUTIVE SUMMARY	30
MANAGEMENT AND DIRECTORS	39
CORPORATE HISTORY & RECENT TRANSACTIONS	42
DESCRIPTION OF COMPANY EQUITY	43
REPORTS AND AVAILABLE INFORMATION	46
ADDITIONAL INFORMATION	46

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Special Note with Respect to Forward-Looking Information

This Offer to Amend and Exercise includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this Offer to Amend and Exercise regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this Offer to Amend and Exercise, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Offer to Amend and Exercise during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this Offer to Amend and Exercise under the caption "Risk Factors," above, and elsewhere in this Offer to Amend and Exercise which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this Offer to Amend and Exercise.

OFFERING SUMMARY

Company:	SpendSmart Networks, Inc., a Delaware corporation, with principal executive offices at 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, telephone (877) 541-8398.

Eligible Original Warrants:
The following Original Warrants are subject to the Offer to Amend and Exercise:

2014 Warrants: Outstanding warrants to purchase 17,918,675 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing closed on February 11, 2014, February 21, 2014, March 6, 2014, and March 14, 2014, as well as warrants issued to the placement agent in connection with such financings;

2012 Warrants: Outstanding warrants to purchase 1,711,106 shares of the Company’s common stock issued to investors a who participated in the Company’s private placement financings closed on November 30, 2012, July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012, as well as warrants issued to the placement agent in connection with such financings;

2011 Warrants: Outstanding warrants to purchase 1,569,935 shares of the Company’s common stock issued to investors who participated participating in the Company’s private placement financing completed on January 19, 2011, May 20, 2011, October 21, 2011, and November 21, 2011, as well as warrants issued to the placement agent in connection with such financings; and

2010 Warrants: Outstanding warrants to purchase of 434,979 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 16, 2010.

Expiration Date:	5:00 p.m., Eastern Standard Time on January 5, 2016, as may be extended by the Company in its sole discretion.

Terms of Exchange & Amended Warrants:	Pursuant to the Offer to Amend and Exercise, the Original Warrants will be amended as described below:
●
Exchange: In consideration for the exercise of the Old Warrants, an Investor will receive one share of common stock (the “New Common Shares”) and one warrant to purchase one share of common stock (the “New Warrant”) for each warrant tendered pursuant to this Offer to Amend and Exercise.

	●	New Common Shares: The New Common Shares will be restricted and have anti-dilution volume protection triggered upon a future financing at a price less than $0.15 except as to exempt issuances. See “Purpose of the Offer to Amend and Exercise-Adjustment Provisions to the New Securities to be Issued” for a more detailed description of the anti-dilution protection applicable to these new securities.

●
New Warrant: The New Warrants shall have a term of 3 years and have an exercise price equal to $0.35. In the event of a change of control transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a fundamental transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction, purchase the New Warrant from the Holder by paying to the Holder an amount of cash equal to the greater of $0.35 or 2x the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction.

●	New Exercise Price of Original Warrants: The exercise price of the Original Warrants to $0.15 per share.

●	New Termination Date: The termination date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

●	No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants. The shares of common stock issuable upon the exercise of the Amended Warrants will be issued to the holder promptly after the holder’s exercise of the Amended Warrants.

●	Milestones & Penalties: In the event that the Company does not meet or exceed the following numbers for Q2 of 2016: EBITDA (defined as: earnings before depreciation, amortization of intangibles, bad debt expense, change in fair value of earn- out liability (N/A), tax (N/A), Amortization of debt discount (N/A), Change in fair value of financial instruments (N/A), stock compensation expense. “N/A” = non-forecasted line items) of $1.00 and gross revenue of $2,000,000, then the Company shall reduce the exercise price of half of the New Warrants to $0.01. Additionally, in the event that the Company does not meet or exceed the 2016 year-end EBITDA of $300,000 and gross revenue of $8,500,000, then the Company shall reduce the exercise price of the remaining half of the New Warrants to $0.01.

●	Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the forms of Amended Warrants attached hereto as Exhibits a(1)(E) through a(1)(O) to the Schedule TO.

Partial Participation Permitted:
If Original Warrant holders choose to participate in the Offer to Amend and Exercise, they may amend and exercise any or all of such holder’s Original Warrants pursuant to the terms of the Offer to Amend and Exercise. The Company will issue a new Original Warrant exercisable for that number of shares of common stock that a holder elects to exclude from the Offer to Amend and Exercise.

Transfers:
The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act, to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

Conditions:	The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i)      Participation in the Offer to Amend and Exercise is limited to “accredited investors” as that term is defined in Rule 501 of the Securities Act.

(ii)    We are not making this Offer to Amend and Exercise to, nor will we accept any Election to Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any jurisdiction in which the Offer to Amend and Exercise or the exercise of the Amended Warrants would not be in compliance with the laws of such jurisdiction.

As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. However, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

You may not elect to amend but not exercise your Original Warrants. Participation in this Offer to Amend and Exercise requires both amendment of your Original Warrants and your exercise of the Amended Warrants, which will happen simultaneously should you choose to participate.

Original Warrants of holders that elect not to participate and exercise will remain outstanding pursuant to their original terms.

Future Amendments to the Offer to Amend and Exercise:
If we materially change the terms of the Offer to Amend and Exercise we will extend the Expiration Date to the extent required under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How to Participate in the Offer to Amend and Exercise:
To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the Acceptance and Exercise Documents. The cash exercise price may be tendered in the form of a check payable to The SpendSmart Networks, Inc. or by wire transfer to the Company’s account as set forth in the Election to Participate and Exercise Warrant. All of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: SpendSmart Networks, Inc., Attn: Corporate Secretary, 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401.

Manner of Acceptance of Payment:
If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to 5:00 p.m., Eastern Standard Time on January 5, 2016 the Expiration Date of the Offer to Amend and Exercise (or such later date and time if we extend the Offer to Amend and Exercise), we intend to notify our depositary institution and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant as well as the New Warrant.

Withdrawal Rights:
If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned prior to 5:00 p.m., Eastern Standard Time on Expiration Date of January 5, 2016 (or such later date and time if we extend the Offer to Amend and Exercise), to: SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, telephone (877) 541-8398.

Following the Expiration Date, you cannot withdraw your Election to Participate and Exercise Warrant.  However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by February 2, 2016 which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after February 2, 2016.

If you properly withdraw in a timely manner as set forth above, we will promptly: (i) cancel your signed copy of the Election to Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant (which will remain unmodified and in full force and effect), or issue you a new Original Warrant if you submitted an Affidavit of Lost Warrant, (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, and (iv) cancel your New Common shares and New Warrant.

Purposes of the Offer to Amend and Exercise and Use of Proceeds:
The purpose of this Offer to Amend and Exercise is as follows:

Fund Raising: The purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants by significantly reducing the exercise price and shortening the exercise period. The funds obtained will be used by the Company as working capital and for other general corporate purposes.

Registration of Warrant Shares:
The Original Warrants, the Amended Warrants, the New Warrant and the shares of common stock issuable upon exercise of the Original, Amended or New Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Taxes:
We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

Fees and Expenses:
The Company has retained Maxim Group, LLC (“Maxim”) to act as its Warrant Agent for the Offer to Amend and Exercise pursuant to a Warrant Agent Agreement, attached as Exhibit d(1) to its Schedule TO. Maxim, in accordance with the terms of the Engagement Agreement, shall use reasonable commercial efforts to contact holders of the Original Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Amend and Exercise. Maxim will receive a fee equal to 6% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise. In addition, the Company has agreed to reimburse Maxim for its reasonable out-of-pocket expenses and attorney’s fees, including a $5,000.00 non-accountable expense allowance. The Company has agreed to indemnify Maxim against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. Maxim holds Original Warrants and may participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants.

Historical and Pro Forma Financial Information	The Company has included its financial statements for the fiscal year ended December 31, 2014 and for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015.

Interests of Directors and Executive Officers:
Four of our directors hold Original Warrants and may participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants. Please see “Interests of Directors and Officers in the Offer to Amend and Exercise” below.

Additional Information:
The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company issued the Original Warrants in private placement transactions in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transactions, the holders of the Original Warrants represented that they were “accredited investors.”

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:
Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent — Maxim Group, LLC, 405 Lexington Avenue, New York, New York 10174, (212) 895-3500.

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company — SpendSmart Networks, Inc., attn.: Corporate Secretary, 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401.

RISK FACTORS

Investment in our common stock involves a substantial degree of risk and should be regarded as speculative. As a result, the purchase of our common stock should be considered only by persons who can reasonably afford to lose their entire investment. Before you elect to participate in the Offer to Amend and Exercise, you should carefully consider the risk and uncertainties described below in addition to the other information in this Offer to Amend and Exercise and other information incorporated herein by reference. Additional risks and uncertainties of which we are unaware or which we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

OUR FAILURE TO OBTAIN ADDITIONAL ADEQUATE FINANCING WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

We cannot be certain that we will ever generate sufficient revenues and gross margin to achieve profitability in the future.  Our failure to significantly increase revenues or to raise additional adequate and necessary financing would seriously harm our business and operating results.  We have incurred significant costs in building, launching and marketing our Products as well as in our acquisition of substantially all of the assets of SMS Masterminds. We anticipate incurring additional expenses relating to customer account acquisitions, marketing, and building our infrastructure. If we fail to achieve sufficient revenues and gross margin with our products and services, or our revenues grow more slowly than anticipated, or if our operating or capital expenses increased more than is expected or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

THERE ARE RISKS ASSOCIATED WITH THE ACQUISITION OF SMS MASTERMINDS.

An integral part of our current growth strategy was the consummation of the acquisition of substantially all of the assets of Intellectual Capital Management d/b/a SMS Masterminds. The SMS Masterminds transaction involved a number of risks and presented financial, managerial and operational challenges, including: increased expenses, including legal, administrative and compensation expenses resulting from newly hired employees; increased costs to integrate personnel, customer base and business practices of the acquired assets; adverse effects on reported operating results due to possible write-down of goodwill associated with the acquisition; and dilution to stockholders due to the issuance of securities in the proposed transaction.

THERE ARE RISKS ASSOCIATED WITH THE ACQUISITION OF THE TECHXPRESS WEB BUSINESS.

Part of our growth strategy was the consummation of the acquisition of substantially all of the web assets of TechXpress. The TechXpress transaction involved a number of risks and presented financial, managerial and operational challenges, including: diversion of management’s attention from running the existing business; increased expenses, including legal, administrative and compensation expenses resulting from newly hired employees; increased costs to integrate personnel, customer base and business practices of the acquired assets; adverse effects on reported operating results due to possible write-down of goodwill associated with the acquisition; and dilution to stockholders due to the issuance of securities in the transaction.

WE FACE COMPETITION FROM OTHER MOBILE AND LOYALTY SYSTEMS.

We will face competition from other companies with similar product offerings.  Many of these companies have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these companies also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

WE HAVE LIMITED RESOURCES TO DEVELOP OUR PRODUCT OFFERINGS.

Our ability to successfully access the capital markets at the same time that our Company has required funding for the development and marketing of our product offerings is challenging.  This has caused and will likely continue to cause us to restrict funding of the development of our products and to favor the development of one product offering over the other based on their relative estimated potentials for commercial success as evaluated by our management.  We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.  Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our current focus is our Mobile and Loyalty Marketing program.  The failure of this program to be commercially successful would substantially harm our business and results of operations.  Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.  Furthermore, in the future we may determine that it is in the best interest of our Company to severely curtail, license, jointly develop with a third party or sell one of our product offerings, which may be on terms which limit the revenue potential of the product offering to our Company.

WE RELY ON THIRD-PARTY SUPPLIERS AND DISTRIBUTORS THAT ARE SPECIFIC TO OUR BUSINESS SUCH AS CELLULAR SERVICE PROVIDERS, INTERNET SERVICE PROVIDERS, PROGRAMMERS, AND SOCIAL NETWORKS.

We will be dependent on other companies to provide necessary products and services in connection with key elements of our business. Any interruption in our ability to utilize these services, or comparable quality replacements would severely harm our business and results of operations.  Should any of these adverse contingencies result, they could substantially harm our business and results of operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

CHANGES IN LAWS AND REGULATIONS TO WHICH WE ARE SUBJECT, OR TO WHICH WE MAY BECOME SUBJECT, MAY INCREASE OUR COSTS OF OPERATION, DECREASE OUR OPERATING REVENUES AND DISRUPT OUR BUSINESS.

Changes in laws and regulations or the interpretation or enforcement thereof may occur that could increase our compliance and other costs of doing business, require significant systems redevelopment, or render our products or services less profitable or obsolete, any of which could have an adverse effect on our results of operations. We face more stringent Telephone Consumer Protection Act regulations, as well as more stringent compliance which could be expensive and time consuming, and any failure to compy could result in litigation. Changes in laws and regulations governing the way our products and services are sold and utilized or in the way those laws and regulations are interpreted or enforced could adversely affect our ability to distribute our products and the cost of providing those products and services. If onerous regulatory requirements were imposed on the sale of our products and services, the requirements could lead to a loss of merchants and subscribers, which in turn could materially and adversely impact our operations.

THE DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT MAY HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In July 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (“DFA”). The DFA, as well as regulations promulgated thereunder, could have a significant adverse impact on the Company’s business, results of operations and financial condition.

The DFA has resulted in increased scrutiny and oversight of consumer financial services and products, primarily through the establishment of the Consumer Financial Protection Bureau (“CFPB”) within the Federal Reserve. The CFPB has broad rulemaking and enforcement authority over providers of pre-paid cards, among other credit providers. The CFPB has the authority to write regulations under federal consumer financial protection laws, and to enforce those laws. The CFPB regulations have yet to be fully promulgated and depending on how the CFPB functions, it could have a material adverse impact on our business. The impact this new regulatory regime will have on the Company’s business is uncertain at this time.

Many provisions of the DFA require the adoption of rules to implement. In addition, the DFA mandates multiple studies, which could result in additional legislative or regulatory action. Therefore, the ultimate consequences of the DFA and its impact on our Company’s business, results of operations and financial condition remain uncertain.

WE ARE SUBJECT TO VARIOUS PRIVACY RELATED REGULATIONS, INCLUDING THE GRAMM-LEACH-BLILEY ACT WHICH MAY INCLUDE AN INCREASED COST OF COMPLIANCE.

We are subject to various laws, rules and regulations related to privacy, information security and data protection, including the Gramm-Leach-Bliley Act, and we could be negatively impacted by these laws, rules and regulations. The Gramm-Leach-Bliley Act guidelines require, among other things, that each financial institution develop, implement and maintain a written, comprehensive information security program containing safeguards that are appropriate to the financial institution’s size and complexity, the nature and scope of the financial institution’s activities and the sensitivity of any customer information at issue. Our management believes that we are currently operating in compliance with these regulations. However, continued compliance with these laws, rules and regulations regarding the privacy, security and protection of customer and employee data, or the implementation of any additional privacy rules and regulations, could result in higher compliance and technology costs for our Company.

OUR BUSINESS COULD SUFFER IF THERE IS A DECLINE IN THE USE OF SMS SERVICES OR THERE ARE ADVERSE DEVELOPMENTS WITH RESPECT TO THE SMS SERVICES INDUSTRY IN GENERAL.

As the mobile services industry evolves, consumers may find SMS services to be less attractive than other mobile messaging and communication services. Consumers might not use SMS services if less expensive services and technologies are offered.  If consumer acceptance of SMS services as a form of communication does not continue to develop or develops more slowly than expected or if there is a shift form of mobile communications it could have a material adverse effect on our financial position and results of operations.

A DATA SECURITY BREACH COULD EXPOSE US TO LIABILITY AND PROTRACTED AND COSTLY LITIGATION, AND COULD ADVERSELY AFFECT OUR REPUTATION AND OPERATING REVENUES.

We, the banks that issue our cards, network acceptance members and/or third-party processors receive, transmit and store confidential customer and other information in connection with the sale and use of our prepaid cards. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to our or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive cardholder data and account information are stored could lead to fraudulent activity involving our products and services, reputational damage and claims or regulatory actions against us. If we are sued in connection with any data security breach, we could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, we might be forced to pay damages and/or change our business practices or pricing structure, any of which could have a material adverse effect on our operating revenues and profitability. We would also likely have to pay (or indemnify the banks that issue our cards for) fines, penalties and/or other assessments imposed as a result of any data security breach. Further, a significant data security breach could lead to additional regulation, which could impose new and costly compliance obligations. In addition, a data security breach at the bank that issues our cards, network acceptance members or third-party processors could result in significant reputational harm to us and cause the use and acceptance of our cards to decline, either of which could have a significant adverse impact on our operating revenues and future growth prospects.

OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY TECHNOLOGY SURROUNDING OUR SMS MESSAGING, WEB TOOLS, WEBSITE BUILDING TOOLS AND PREPAID CARDS IS UNCERTAIN.

Our future success may depend significantly on our ability to protect our proprietary rights to the intellectual property upon which our products and services will be based.  Any patents we obtain in the future may be challenged by re-examination or otherwise invalidated or eventually be found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

WE ARE DEPENDENT UPON CONSUMER TASTES WITH RESPECT TO PREFERRED METHODS OF MOBILE COMMUNICATION FOR THE SUCCESS OF OUR PRODUCTS AND SERVICES.

Our product offerings’ acceptance by consumers and their consequent generation of revenues will depend upon a variety of unpredictable factors, including:

☐	Public taste, which is always subject to change;

☐	The quantity and popularity of other communication platforms; and

☐	The fact that the sales methods chosen for the products and services we market may be ineffective.

For any of these reasons, our programs may be commercially unsuccessful.  If we are unable to market products which are commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our Company.

THE MOBILE ADVERTISING MARKET MAY DETERIORATE OR DEVELOP MORE SLOWLY THAN EXPECTED, WHICH COULD HARM OUR BUSINESS.

Advertising on mobile connected devices is an emerging industry sector. Advertisers have historically spent a smaller portion of their advertising budgets on mobile media as compared to traditional advertising methods, such as television, newspapers, radio and billboards, or internet advertising such banner ads.  Future demand and market acceptance for mobile advertising is uncertain. Many advertisers still have limited experience with mobile advertising and may continue to devote larger portions of their advertising budgets to more traditional offline or online personal computer-based advertising, instead of shifting additional advertising resources to mobile advertising. In addition, our current and potential advertiser clients may ultimately find mobile advertising to be less effective than traditional advertising media or marketing methods or other technologies for promoting their products and services, and they may even reduce their spending on mobile advertising from current levels as a result. If the market for mobile advertising deteriorates, or develops more slowly than expected, we may not be able to increase our revenue.

SMS MASTERMINDS IS ONE OF THE DEFENDANTS NAMED IN A POTENTIAL CLASS-ACTION LAWSUIT FILED IN THE UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK RELATING TO ALLEGED VIOLATIONS OF THE TELEPHONE CONSUMER PROTECTION ACT.

On July 8, 2015, Intellectual Capital Management, LLC d/b/a SMS Masterminds and SpendSmart Networks, Inc. were named in a potential class-action lawsuit entitled Peter Marchelos, et al v. Intellectual Capital Management, et al, filed in the United States District Court Eastern District of New York relating to alleged violations of the Telephone Consumer Protection Act of 1991. This litigation involves the same licensee and merchant as the now resolved and previously disclosed Telford lawsuit and the same attorneys represent the plaintiffs in this action.  The complaint alleges that SMS Masterminds sent unsolicited text messages to the plaintiff and other recipients without the prior express invitation or permission of the recipients and such plaintiff is now seeking unspecified monetary damages, injunctive relief, costs and attorneys’ fees.  We believe Plaintiff’s allegations have no merit and will vigorously defend against Plaintiff’s claims.  Litigation is subject to numerous uncertainties and we are unable to predict the ultimate outcome of this or any other matter. Moreover, the amount of any potential liability in connection with this lawsuit will depend, to a large extent, on whether a class in a class action lawsuit is certified and, if one is certified, on the scope of the class, neither of which we can predict at this time. These and any future lawsuits that we may face regarding these issues could materially and adversely affect our results of operations, cash flows and financial condition, cause us to incur significant expenses and divert the attention of our management and key personnel from our business operations.

IF MOBILE CONNECTED DEVICES, THEIR OPERATING SYSTEMS OR CONTENT DISTRIBUTION CHANNELS, INCLUDING THOSE CONTROLLED BY OUR PRIMARY COMPETITORS, DEVELOP IN WAYS THAT PREVENT OUR ADVERTISING FROM BEING DELIVERED TO OUR USERS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

Our mobile marketing business model depends upon the continued compatibility of our mobile advertising platform with most mobile connected devices, as well as the major operating systems that run on them. The design of mobile devices and operating systems is controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones.

OUR MOBILE MARKETING SERVICES ARE PROVIDED ON MOBILE COMMUNICATIONS NETWORKS THAT ARE OWNED AND OPERATED BY THIRD PARTIES WHO WE DO NOT CONTROL AND THE FAILURE OF ANY OF THESE NETWORKS WOULD ADVERSELY AFFECT OUR ABILITY TO DELIVER OUR SERVICES TO OUR CUSTOMERS.

Our mobile marketing and advertising platform is dependent on the reliability of mobile operators who maintain sophisticated and complex mobile networks. Such mobile networks have historically, and particularly in recent years, been subject to both rapid growth and technological change. If the network of a mobile operator with which we are integrated should fail, including because of new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using it, or a general failure from natural disaster or political or regulatory shut-down, we will not be able provide our services to customers through such mobile network. This in turn, would impair our reputation and business, potentially resulting in a material, adverse effect on our financial results.

THE SUCCESS OF OUR MOBILE MARKETING BUSINESS DEPENDS, IN PART, ON WIRELESS CARRIERS CONTINUING TO ACCEPT OUR CUSTOMERS' MESSAGES FOR DELIVERY TO THEIR SUBSCRIBER BASE.

We depend on wireless carriers to deliver our customers' messages to their subscriber base. Wireless carriers often impose standards of conduct or practice that significantly exceed current legal requirements and potentially classify our messages as "spam," even where we do not agree with that conclusion. In addition, the wireless carriers use technical and other measures to attempt to block non-compliant senders from transmitting messages to their customers; for example, wireless carriers block short codes or Internet Protocol addresses associated with those senders. There can be no guarantee that our, or short codes registered to us, will not be blocked or blacklisted or that we will be able to successfully remove ourselves from those lists. Although our services typically require customers to opt-in to a campaign, minimizing the risk that its customers' messages will be characterized as spam, blocking of this type could interfere with its ability to market products and services of its customers and communicate with end users and could undermine the effectiveness of our customers' marketing campaigns. To date we have not experienced any material blocking of our messages by wireless carriers, but any such blocking could have an adverse effect on our business and results of operations.

MOBILE CONNECTED DEVICE USERS MAY CHOOSE NOT TO ALLOW ADVERTISING ON THEIR DEVICES.

The success of our mobile marketing business model depends on our ability to deliver targeted, highly relevant ads to consumers on their mobile connected devices. Targeted advertising is done primarily through analysis of data, much of which is collected on the basis of user-provided permissions. This data might include a device's location or data collected when device users view an advertisement or video or when they click on or otherwise engage with an advertisement. Users may elect not to allow data sharing for targeted advertising for a number of reasons, such as privacy concerns, or pricing mechanisms that may charge the user based upon the amount or types of data consumed on the device. Users may also elect to opt out of receiving targeted advertising from our platform. In addition, the designers of mobile device operating systems are increasingly promoting features that allow device users to disable some of the functionality, which may impair or disable the delivery of ads on their devices, and device manufacturers may include these features as part of their standard device specifications. Although we are not aware of any such products that are widely used in the market today, as has occurred in the online advertising industry, companies may develop products that enable users to prevent ads from appearing on their mobile device screens. If any of these developments were to occur, our ability to deliver effective advertising campaigns on behalf of our advertiser clients would suffer, which could hurt our ability to generate revenue.

WE MAY NOT BE ABLE TO ENHANCE OUR MOBILE MARKETING AND ADVERTISING PLATFORM TO KEEP PACE WITH TECHNOLOGICAL AND MARKET DEVELOPMENTS, OR TO REMAIN COMPETITIVE AGAINST POTENTIAL NEW ENTRANTS IN OUR MARKETS.

The market for mobile marketing and advertising services is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and short product life cycles. Our current platform or platforms we may offer in the future may not be acceptable to marketers and advertisers. To keep pace with technological developments, satisfy increasing customer requirements and achieve acceptance of our marketing and advertising campaigns, we will need to enhance our current mobile marketing solutions and continue to develop and introduce on a timely basis new, innovative mobile marketing services offering compatibility, enhanced features and functionality on a timely basis at competitive prices. Our inability, for technological or other reasons, to enhance, develop, introduce and deliver compelling mobile marketing services in a timely manner, or at all, in response to changing market conditions, technologies or customer expectations could have a material adverse effect on our operating results or could result in our mobile marketing services platform becoming obsolete. Our ability to compete successfully will depend in large measure on our ability to maintain a technically skilled development and engineering staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of our mobile marketing services platform with evolving industry standards and protocols. In addition, as we believe the mobile marketing market is likely to grow substantially, other companies which are larger and have significantly more capital to invest than us may emerge as competitors.  New entrants could seek to gain market share by introducing new technology or reducing pricing. This may make it more difficult for us to sell our products and services, and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

OUR SALES EFFORTS WITH LICENSEES REQUIRES SIGNIFICANT TIME AND EXPENSE.

Attracting new licensees requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing current relationships. Further, it may be difficult for our licensees to identify, engage and market to potential merchant clients who do not currently spend on mobile advertising or are unfamiliar with our current services or platform. Furthermore, many merchant’s purchasing and design decisions typically require input from multiple internal constituencies.

The novelty of our services and our business model often requires us to spend substantial time and effort educating potential licensees about our offerings, including providing demonstrations and comparisons against other available services. This process can be costly and time-consuming. If we are not successful in streamlining our sales processes with licensees or successfully assisting licensees in selling to merchants, our ability to grow our business may be adversely affected.

IF WE CANNOT INCREASE THE CAPACITY OF OUR MOBILE ADVERTISING TECHNOLOGY PLATFORM TO MEET MERCHANT OR DEVICE USER DEMAND, OUR BUSINESS WILL BE HARMED.

We must be able to continue to increase the capacity of our technology platform in order to support substantial increases in the number of merchants and device users, to support an increasing variety of advertising formats and to maintain a stable service infrastructure and reliable service delivery for our mobile advertising campaigns. If we are unable to efficiently and effectively increase the scale of our mobile advertising platform to support and manage a substantial increase in the number of merchants and mobile device users, while also maintaining a high level of performance, the quality of our services could decline and our reputation and business could be seriously harmed. In addition, if we are not able to support emerging mobile advertising formats or services preferred by advertisers, we may be unable to obtain new advertising clients or may lose existing advertising clients, and in either case our revenue could decline.

SYSTEM FAILURES COULD SIGNIFICANTLY DISRUPT OUR OPERATIONS AND CAUSE US TO LOSE ADVERTISER CLIENTS OR ADVERTISING INVENTORY.

Our success depends on the continuing and uninterrupted performance of our own internal systems, which are utilized to send messages, and monitor the performance of advertising campaigns. Our revenue depends on the technological ability of our platform to deliver ads. Sustained or repeated system failures that interrupt our ability to provide services to clients, including technological failures affecting our ability to deliver ads quickly and accurately and to process mobile device users' responses to ads, could significantly reduce the attractiveness of our services to advertisers and reduce our revenue. Our systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures.

ACTIVITIES OF LICENSEES OR MERCHANTS COULD DAMAGE OUR REPUTATION OR GIVE RISE TO LEGAL CLAIMS AGAINST US.

A merchant’s promotion of their products and services may not comply with federal, state and local laws, including, but not limited to, laws and regulations relating to mobile communications. Failure of a licensee or merchant to comply with federal, state or local laws or our policies could damage our reputation and expose us to liability under these laws. We may also be liable to third parties for content in the ads it delivers if the artwork, text or other content involved violates copyrights, trademarks or other intellectual property rights of third parties or if the content is defamatory, unfair and deceptive, or otherwise in violation of applicable laws. Although we generally receive assurance from licensees that ads are lawful and that they have the right to use any copyrights, trademarks or other intellectual property included in a communication, and although we are normally indemnified by the licensees, a third party or regulatory authority may still file a claim against us. Any such claims could be costly and time-consuming to defend and could also hurt our reputation within the mobile advertising industry. Further, if we are exposed to legal liability, we could be required to pay substantial fines or penalties, redesign our business methods, discontinue some of its services or otherwise expend significant resources.

SOFTWARE AND COMPONENTS THAT WE INCORPORATE INTO OUR MOBILE ADVERTISING PLATFORM MAY CONTAIN ERRORS OR DEFECTS, WHICH COULD HARM OUR REPUTATION AND HURT ITS BUSINESS.

We use a combination of custom and third-party software, including open source software, in building our mobile advertising platform. Although we test software before incorporating it into our platform, we cannot guarantee that all of the third-party technology that we incorporate will not contain errors, bugs or other defects. We continue to launch enhancements to our mobile advertising platform, and cannot guarantee any such enhancements will be free from these kinds of defects. If errors or other defects occur in technology that we utilize in our mobile advertising platform, it could result in damage to our reputation and losses in revenue, and we could be required to spend significant amounts of additional resources to fix any problems.

OUR INABILITY TO USE SOFTWARE LICENSED FROM THIRD PARTIES, OR OUR USE OF OPEN SOURCE SOFTWARE UNDER LICENSE TERMS THAT INTERFERE WITH OUR PROPRIETARY RIGHTS, COULD DISRUPT OUR BUSINESS.

Our technology platform incorporates software licensed from third parties, including some software, known as open source software, which we use without charge. Although we monitor our use of open source software, U.S. or foreign courts have not interpreted the terms of many open source licenses to which we are subject, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our platform to our clients. In the future, we could be required to seek licenses from third parties in order to continue offering our platform, which licenses may not be available on terms that are acceptable to us, or at all. Alternatively, we may need to re-engineer our platform or discontinue use of portions of the functionality provided by our platform. In addition, the terms of open source software licenses may require us to provide software that we develop to others on unfavorable license terms. Our inability to use third-party software could result in disruptions to our business, or delays in the development of future offerings or enhancements of existing offerings, which could impair our business.

IF OUR MOBILE MARKETING AND ADVERTISING SERVICES PLATFORM DOES NOT SCALE AS ANTICIPATED, OUR BUSINESS WILL BE HARMED.

We must be able to continue to scale to support potential ongoing substantial increases in the number of users in our actual commercial environment, and maintain a stable service infrastructure and reliable service delivery for our mobile marketing and advertising campaigns. In addition, we must continue to expand our service infrastructure to handle growth in customers and usage. If our mobile marketing services platform does not efficiently and effectively scale to support and manage a substantial increase in the number of users while maintaining a high level of performance, the quality of our services could decline and our business will be seriously harmed. In addition, if we are unable to secure data center space with appropriate power, cooling and bandwidth capacity, we may not be able to efficiently and effectively scale our business to manage the addition of new customers and overall mobile marketing campaigns.

IF A PORTION OF OUR BUSINESS MODEL IS DEEMED TO BE A FRANCHISE OUR BUSINESS COULD BE INTERUPTED.

Although our business model related to the Mobile and Loyalty Program is based upon a license, we cannot guarantee that any state’s franchise department will not find our model to be a franchise and require a transition to said model with possible associated penalties, fees, costs, and business delays and interruptions.

OUR BUSINESS PRACTICES WITH RESPECT TO DATA MAY GIVE RISE TO LIABILITIES OR REPUTATIONAL HARM AS A RESULT OF GOVERNMENTAL REGULATION, LEGAL REQUIREMENTS OR INDUSTRY STANDARDS RELATING TO CONSUMER PRIVACY AND DATA PROTECTION.

In the course of providing services, we transmit and store information related to mobile devices and the ads we place with that user's consent. Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect across our mobile marketing platform. We strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data protection. However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure, or perceived failure, by us to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy or consumer protection, could result in proceedings or actions against us by governmental entities or others. From time to time, there are several ongoing lawsuits filed against companies in our industry alleging various violations of privacy-related laws. These proceedings could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, adversely affect the demand for our services and ultimately result in the imposition of monetary liability.

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our business, particularly with regard to location-based services, collection or use of data to target ads and communication with consumers via mobile devices.

The U.S. government, including the Federal Trade Commission, or FTC, and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. The FTC has also proposed revisions to the Children's Online Privacy Protection Act, or COPPA, that could, if adopted, create greater compliance burdens on us. COPPA imposes a number of obligations, such as obtaining parental permission, on website operators to the extent they collect certain information from children who are under 13 years old. The proposed changes would broaden the applicability of COPPA, including the types of information that would be subject to these regulations, and could apply to information that we or our clients collect through mobile devices or apps that is not currently subject to COPPA.

As we expand our operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on its business. In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in variation of privacy standards from country to country. In January 2012, the European Commission announced significant proposed reforms to its existing data protection legal framework, including changes in obligations of data controllers and processors, the rights of data subjects and data security and breach notification requirements. The EU proposals, if implemented, may result in a greater compliance burden if SMS Masterminds delivers ads to mobile device users in Europe. Complying with any new regulatory requirements could force us to incur substantial costs or require us to change our business practices in a manner that could compromise our ability to effectively pursue its growth strategy.

In addition to compliance with government regulations, we voluntarily participate in several trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct addressing the provision of location-based services, delivery of promotional content to mobile devices, and tracking of device users or devices for the purpose of delivering targeted advertising. We could be adversely affected by changes to these guidelines and codes in ways that are inconsistent with our practices or in conflict with the laws and regulations of U.S. or international regulatory authorities. If we are perceived as not operating in accordance with industry best practices or any such guidelines or codes with regard to privacy, our reputation may suffer and we could lose relationships with advertiser or developer partners.

WE DEPEND ON THIRD PARTY PROVIDERS FOR A RELIABLE INTERNET INFRASTRUCTURE AND THE FAILURE OF THESE THIRD PARTIES, OR THE INTERNET IN GENERAL, FOR ANY REASON WOULD SIGNIFICANTLY IMPAIR OUR ABILITY TO CONDUCT OUR BUSINESS.

We outsource all of our data center facility management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third party facilities require uninterrupted access to the Internet.  If the operation of our servers is interrupted for any reason, including natural disaster, financial insolvency of a third party provider, or malicious electronic intrusion into the data center, our business would be significantly damaged.  As has occurred with many Internet-based businesses, on occasion in the past, we have been subject to "denial-of-service" attacks in which unknown individuals bombarded its computer servers with requests for data, thereby degrading the servers' performance. While we have historically been successful in relatively quickly identifying and neutralizing these attacks, we cannot be certain that we will be able to do so in the future. If either a third party facility failed, or our ability to access the Internet was interfered with because of the failure of Internet equipment in general or we become subject to malicious attacks of computer intruders, our business and operating results will be materially adversely affected.

Financial Risks

OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT OUR COMPANY WILL CONTINUE AS A GOING CONCERN.

The factors described herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the years ended December 31, 2014 and 2013.   If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

CURRENT MACRO-ECONOMIC CONDITIONS COULD ADVERSELY AFFECT THE FINANCIAL VIABILITY OF OUR COMPANY.

Continuing recessionary conditions in the global economy threaten to cause further tightening of the credit and equity markets and more stringent lending and investing standards. The persistence of these conditions could have a material adverse effect on our access to further needed capital. In addition, further deterioration in the economy could adversely affect our corporate results, which could adversely affect our financial condition and operations.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER PAY DIVIDENDS AND, CONSEQUENTLY, THE ONLY OPPORTUNITY FOR INVESTORS TO ACHIEVE A RETURN ON THEIR INVESTMENT IS IF A TRADING MARKET DEVELOPS AND INVESTORS ARE ABLE TO SELL THEIR SHARES FOR A PROFIT OR IF OUR BUSINESS IS SOLD AT A PRICE THAT ENABLES INVESTORS TO RECOGNIZE A PROFIT.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

OUR NET OPERATING LOSS (“NOL”) CARRY-FORWARD IS LIMITED.

We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of Intellectual Capital Management, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

Corporate and Other Risks

LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION OF OUR COMPANY’S OFFICERS AND DIRECTORS BY US MAY DISCOURAGE STOCKHOLDERS FROM BRINGING SUIT AGAINST AN OFFICER OR DIRECTOR.

Our Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws as well as an indemnification agreement also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

OUR EMPLOYEES, EXECUTIVE OFFICERS, DIRECTORS AND INSIDER STOCKHOLDERS BENEFICIALLY OWN OR CONTROL A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK, WHICH MAY LIMIT YOUR ABILITY AND THE ABILITY OF OUR OTHER STOCKHOLDERS, WHETHER ACTING ALONE OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF OUR COMPANY.

Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. Approximately half of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our employees, directors and executive officers. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW KEY EMPLOYEES.

Our inability to retain those employees would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our Company.  Each of those individuals may voluntarily terminate his employment with our Company at any time. Were we to lose one or more of these key employees, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our key employees.

SHOULD WE BE SUCCESSFUL IN TRANSITIONING TO A COMPANY GENERATING SIGNIFICANT REVENUES, WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL PERFORMANCE.

The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

There is limited market activity in our stock and we may be too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on OTCQB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in over-the-counter stocks and certain major brokerage firms restrict their brokers from recommending over-the-counter stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

THE APPLICATION OF THE “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT THE TRADING AND LIQUIDITY OF THE COMMON STOCK, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

As long as the trading price of our common stock is below $5 per share, our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock. In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices as well as the regulatory disclosure requirements set forth above could increase the volatility of our share price, may limit investors’ ability to buy and sell our securities and have an adverse effect on the market price for our shares of common stock.

WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS, WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON THE MARKET VALUE OF OUR COMMON STOCK.

Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

WE MAY BE UNABLE TO LIST OUR COMMON STOCK ON NASDAQ OR ON ANY SECURITIES EXCHANGE.

Although we intend to apply to list our common stock on NASDAQ in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on this trading. Until such time as we qualify for listing on NASDAQ or another national securities exchange, our common stock will continue to trade on OTCQB or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

FUTURE SALES OF OUR EQUITY SECURITIES COULD PUT DOWNWARD SELLING PRESSURE ON OUR SECURITIES, AND ADVERSELY AFFECT THE STOCK PRICE.

There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

WE HAVE A LIMITED OPERATING HISTORY OVERALL AND HAVE ONLY RECENTLY EMBARKED ON OUR CURRENT CORPORATE FOCUS OF PROVIDING MOBILE MARKETING, LOYALTY PLATFORMS AND TEXT MESSAGING SERVICES.

We completed our acquisition of Intellectual Capital Management in February 2014 and Techxpress in October 2014. We subsequently began the wind down of the pre-paid debit card business and refocused our efforts on providing mobile marketing, loyalty platforms and text messaging services. We have a limited operating history under our refocused efforts. Because we have a limited operating history, our historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of our Company. Failure to correctly evaluate our Company’s prospects could result in an investor’s loss of a significant portion or all of his investment in our Company.

Risks related to the Offer to Amend and Exercise.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH REGARD TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

IF YOU CHOOSE TO PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE, YOU WILL BE REQUIRED TO EXERCISE YOUR AMENDED WARRANTS FOR COMMON STOCK, AND WILL BE SUBJECT TO ALL THE RISKS ASSOCIATED WITH BEING A STOCKHOLDER OF THE COMPANY.

The Amended Warrants will terminate if the holders do not exercise their Amended Warrants prior to the Expiration Date. If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s Common Stock. In addition, you will be giving up the time value attributable to your Original Warrant by exercising the Original Warrant, as amended, prior to the original 5-year expiration date.

THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE AMENDED WARRANTS ARE “RESTRICTED SECURITIES”.

The shares of Common Stock issuable upon exercise of the Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement.  Absent the filing of a registration statement registering the shares issuable upon exercise of the Amended Warrants, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE OFFER TO AMEND AND EXERCISE.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise.

WE WILL HAVE SUBSTANTIAL DISCRETION OVER THE USE OF PROCEEDS WE RECEIVE FROM THE EXERCISE OF AMENDED WARRANTS.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 21,634,695 shares of common stock (the “Offer to Amend and Exercise”), including: (i) outstanding warrants to purchase an aggregate of 17,918,675 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing closed on February 11, 2014, February 21, 2014, March 6, 2014, and March 14, 2014, as well as warrants issued to the placement agent in connection with such financing (the “2014 Warrants”), of which 16,289,704 are exercisable at an exercise price of $1.10 per share (the “$1.10 2014 Warrants”) and 1,628,971 are exercisable at an exercise price of $1.27 per share (the “$1.27 2014 Warrants”); (ii) outstanding warrants to purchase an aggregate of  1,711,106 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 30, 2012, July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012, as well as warrants issued to the placement agent in connection with such financings (the “2012 Warrants”), of which 1,417,799 are exercisable at an exercise price of $7.50 per share (the “$7.50 2012 Warrants”) and 244,640 are exercisable at an exercise price of $9.00 per share (the “$9.00 2012 Warrants”) and 48,667 are exercisable at an exercise price of $12.00 per share (the “$12.00 2012 Warrants”); (iii) outstanding warrants to purchase an aggregate of 1,569,935 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing completed on January 19, 2011, May 20, 2011, October 21, 2011, and November 21, 2011, as well as warrants issued to the placement agent in connection with such financing (the “2011 Warrants”) of which 1,083,333 are exercisable at an exercise price of $6.00 per share (the “$6.00 2011 Warrants”), 250,001 are exercisable at an exercise price of $7.50 per share (the “$7.50 2011 Warrants”) and 236,601 are exercisable at an exercise price of $9.00 per share (the “$9.00 2011 Warrants”); and (iv) outstanding warrants to purchase an aggregate of 434,979 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 16, 2010  (the “2010 Warrants”), of which 125,000 are exercisable at an exercise price of $6.00 per share (the “$6.00 2010 Warrants”) 222,479 are exercisable at an exercise price of $9.00 per share (the “$9.00 2010 Warrants”) and 87,500 are exercisable at an exercise price of $7.50 per share (the “$7.50 2010 Warrants”). The 2014 Warrants, the 2012 Warrants, the 2011 Warrants, and the 2010 Warrants are hereafter collectively referred to as the “Original Warrants”.

Pursuant to the Offer to Amend and Exercise, all of the 2014 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. Pursuant to the Offer to Amend and Exercise the 2012 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. In addition, the 2011 Warrants will be amended to reduce the exercise price to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. Finally, pursuant to the Offer to Amend and Exercise the 2010 Warrants will be amended to reduce the exercise to $0.15 per share of common stock in cash on the terms and conditions set forth in the Offer to Amend and Exercise. There is no minimum participation requirement with respect to the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Amended Warrants will be amended to: (i) reduce the exercise price of the $1.10 2014 Warrants from $1.10 per share to $0.15 per share of common stock; (ii) reduce the exercise price of the $1.27 2014 Warrants from $1.27 per share to $0.15 per share of common stock; (iii) reduce the exercise price of the $7.50 2012 Warrants from $7.50 per share to $0.15 per share of common stock; (iv) reduce the exercise price of the $9.00 2012 Warrants from $9.00 per share to $0.15 per share of common stock; (v) reduce the exercise price of the $12.00 2012 Warrants from $12.00 per share to $0.15 per share of common stock; (vi) reduce the exercise price of the $6.00 2011 Warrants from $6.00 per share to $0.15 per share of common stock; (vii) reduce the exercise price of the $7.50 2011 Warrants from $7.50 per share to $0.15 per share of common stock; (viii) reduce the exercise price of the $9.00 2011 Warrants   from $9.00 per share to $0.15 per share of common stock; (ix) reduce the exercise price of the $6.00 2010 Warrants from $6.00 per share to $0.15 per share of common stock; (x) reduce the exercise price of the $9.00 2010 Warrants from $9.00 per share to $0.15 per share of common stock; (xi) reduce the exercise price of the $7.50 2010 Warrants from $7.50 per share to $0.15 per share of common stock; and (xii) shorten the exercise period of the Original Warrants collectively so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Standard Time) on January 5, 2016, as may be extended by the Company in its sole discretion (“Expiration Date”).  Other than set forth above, the terms of the Original Warrants will remain unmodified and in full force and effect.

You may elect to amend some or all of your Original Warrants. If you choose not to participate in the Offer to Amend and Exercise, your Original Warrants will remain in full force and effect, as originally issued.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants to help the Company to raise funds to support the Company’s operations by providing the holders of the Original Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the Original Warrants. Please see “Purposes of the Offer to Amend and Exercise and Use of Proceeds” below for a description of the purposes of the Offer to Amend and Exercise.

Purpose of the Offer to Amend and Exercise and Use of Proceeds

Fund Raising: An additional purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants by significantly reducing the exercise price and shortening the exercise period. The funds obtained will be used by the Company as working capital and for other general corporate purposes.

Eligible Original Warrants

The following Original Warrants are subject to the Offer to Amend and Exercise:

2014 Warrants: Outstanding warrants to purchase 17,918,675 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing closed on February 11, 2014, February 21, 2014, March 6, 2014, and March 14, 2014, as well as warrants issued to the placement agent in connection with such financing;

2012 Warrants: Outstanding warrants to purchase 1,711,106 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 30, 2012, July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012, as well as warrants issued to the placement agent in connection with such financing;

2011 Warrants: Outstanding warrants to purchase 1,569,935 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing completed on January 19, 2011, May 20, 2011, October 21, 2011, and November 21, 2011, as well as warrants issued to the placement agent in connection with such financing; and

2010 Warrants: Outstanding warrants to purchase of 434,979 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 16, 2010.

Expiration Date

The Offer to Amend and Exercise will be open through 5:00 p.m., Eastern Standard Time on January 5, 2016, as may be extended by the Company in its sole discretion.

Terms of Amended Warrants

Pursuant to the Offer to Amend and Exercise, the Original Warrants will be amended as described below:

•	New Exercise Price: The exercise price of the Original Warrants will be reduced to $0.15 per share.

•	New Termination Date: The termination date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

•
No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Offer to Amend and Exercise. The shares of common stock issuable upon the exercise of the Amended Warrants will be issued to the holder promptly after the holder’s exercise of the Amended Warrants.

•
Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the forms of Amended Warrants attached hereto as Exhibits (a)(1)(E) through (a)(1)(O) to the Schedule TO.

Adjustment Provisions to the New Common Stock to be Issued

Other than in connection with an Exempt Issuance (as defined below), if at any time after the closing of this Offer to Amend and Exercise, the Corporation shall offer, issue sell or agree to any of the foregoing (the “Lower Price Issuance”) any common stock of the Company or Common Stock Equivalents (as defined below) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.15 (“Base Share Price”) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), then the Corporation shall issue on a weighted average basis, additional shares of common stock equal to the difference between (I) the number of Exercised Shares held by me immediately prior to the Lower Price Issuance and (II) the quotient obtained by dividing (i) the product of (A) the Base Share Price multiplied by (B) the Exercised Shares; by (ii) the price of the Lower Price Issuance. The Company shall notify all holders of  New Common Shares in writing within five (5) business days of such Lower Price Issuance and shall indicate the material terms of such Lower Price Issuance including all relevant pricing information.  As used herein, “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. As used herein “Exempt Issuance” means the issuance of (a) common stock, warrants, options or other Common Stock Equivalents, in the aggregate, to employees, officers, consultants or directors of the Corporation pursuant to any stock, warrant, option or other plan or agreement duly adopted for such purpose on or before the closing of this Offer to Amend and Exercise, as may be amended from time to time, by the Board of Directors of the Corporation or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to this Offer to Amend and Exercise and/or Common Stock Equivalents issued and outstanding as of the closing of this Offer to Amend and Exercise including without limitation the reduction of the exercise price of the New Warrants (as defined in the Offer to Amend and Exercise) pursuant to the milestones penalty set forth in this Offer to Amend and Exercise, and (c) shares of common stock, or Common Stock Equivalents, issued to the Corporation’s (or its successors) shareholders as a dividend or other distribution without payment of any consideration by such shareholders for such additional shares of common stock or Common Stock Equivalents (including the additional shares of common stock issuable upon conversion and/or exercise thereof).

Upon exercise of an Original Warrant pursuant to the Offer to Amend and Exercise, the investor shall also receive a New Warrant to purchase a share of common stock which warrant shall have a term of 3 years and have an exercise price equal to $0.35. The exercise price of the Warrants are subject customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  In the event of a change of control transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a fundamental transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction, purchase the New Warrant from the Holder by paying to the Holder an amount of cash equal to the greater of $0.35 or 2x the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction

Conditions to the Offer to Amend and Exercise

The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i)           Participation in the Offer to Amend and Exercise is limited to “accredited investors” as that term is defined in Rule 501 of the Securities Act.

(ii)           We are not making this Offer to Amend and Exercise to, nor will we accept any Election to Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any jurisdiction in which the Offer to Amend and Exercise or the exercise of the Amended Warrants would not be in compliance with the laws of such jurisdiction.

As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. However, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

In addition, we are not making this Offer to Amend and Exercise to, nor will we accept any Election to Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any jurisdiction in which the Offer to Amend and Exercise or the exercise of the Amended Warrants would not be in compliance with the laws of such jurisdiction.

You may not elect to amend but not exercise your Original Warrants. Participation in this Offer to Amend and Exercise requires both amendment of your Original Warrants and your exercise of the Amended Warrants, which will happen simultaneously should you choose to participate.

Original Warrants of holders that elect not to participate and exercise will remain outstanding pursuant to their original terms.

Extension of Offer to Amend and Exercise Period; Termination; Amendments

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date.

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to the holders of the Original Warrants. Material changes to information previously provided to holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

Procedures for Participating in Offer to Amend and Exercise and Exercising Amended Warrants

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Lost Warrant) for cancellation, and (iv) cash in the amount equal to $0.15 per share multiplied by the number of shares of common stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”).

The cash exercise price may be tendered in the form of a check payable to SpendSmart Networks, Inc. or by wire transfer to the Company’s account as set forth in the Election to Participate and Exercise Warrant. Each of these items must be properly delivered, before the Expiration Date to: SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, attn.: Corporate Secretary, telephone (877) 541-8398.

Manner of Acceptance of Payment and Issuance of Shares

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to 5:00 p.m., Eastern Standard Time on January 5, 2016, the Expiration Date of the Offer to Amend and Exercise (or such later date and time if we extend the Offer to Amend and Exercise), promptly following the Expiration Date, we intend to notify our depositary institution and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant .

Withdrawal Rights

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned, before the 5:00 p.m., Eastern Standard Time on January 5, 2016, the Expiration Date of the Offer to Amend and Exercise (or such later date and time if we extend the Offer to Amend and Exercise), to: SpendSmart Networks, Inc.,  805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, attn.: Corporate Secretary, telephone (877) 541-8398. Following the Expiration Date, you cannot withdraw your Election to Participate and Exercise Warrant.  However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by February 2, 2016 which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after January 5, 2016.

If you properly withdraw in a timely manner as set forth above, we will promptly: (i) cancel your signed copy of the Election to Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant (which will remain unmodified and in full force and effect), or issue you a new Original Warrant if you submitted an Affidavit of Lost Warrant, (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant, and (iv) cancel the New Common shares and New Warrant.

Registration of Warrant Shares

The Original Warrants, the Amended Warrants, the New Warrants and the shares of common stock issuable upon exercise of the Original, Amended Warrants and New Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants, the Amended Warrants or the New Warrants, and we do not intend to list the Original Warrants, the Amended Warrants or the New Warrants for trading on any exchange or market.  Absent the filing of a registration statement registering the shares issuable upon exercise of the Amended Warrants or the New Warrants, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

Transactions and Agreements Concerning Original Warrants

Except with respect to the Warrant Agent Agreement described in Item 8(b) of the Summary Term Sheet, none of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

Source and Amount of Funds

Because this transaction is solely an offer to holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

Financial Information Regarding The Company

The Company’s financial statements are incorporated herein by reference:

●	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 16, 2015;

●	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 14, 2015;
●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 15, 2015;
●	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 3, 2015.

The full text of the Quarterly Reports on Form 10-Q and the Annual Reports on Form 10-K, as well as the other documents the Company has filed with the Commission prior to, or will file with the Commission subsequent to, the filing of this Tender Offer Statement on Schedule TO, can be accessed electronically on the Commission’s website at www.sec.gov. In addition, the Company makes available, free of charge on its website all filings that are made electronically with the SEC. These materials can be found in the “Investors” section of the Company’s website at www.smsmasterminds.com, by clicking the “SEC Filings” link. Copies of our SEC filings are also available without charge upon written request addressed to: SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, attn.: Corporate Secretary, telephone (877) 541-8398.

Our net tangible book value as of September 30, 2015 was approximately $2.002 million, or approximately $0.10 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of September 30, 2015.

Interests Of Directors And Executive Officers In The Offer To Amend And Exercise

As of December 3, 2015, there were outstanding Original Warrants to purchase an aggregate of 21,634,695 shares of common stock. The Company’s executive officers, directors and control persons, as described below, hold the following Original Warrants and will be entitled to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of Original Warrants:

Name	Position with the Company	Number of Original Warrants Held	Percentage of Original Warrants Total
Ka Cheong Christopher Leong	Director	1,333,333	6.2%
Joseph Proto/John Eyler (50% each through Windham)	Director	305,465	1.4%
Isaac Blech	Director	1,295,833	6.0%

Except as set forth above, none of the Company’s other executive officers, directors or control persons hold Original Warrants.

Legal Matters And Regulatory Approvals

We are not aware of any license or regulatory issue that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of common stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in the section “Conditions of the Offer to Amend and Exercise” above.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences that we believe will be applicable to Original Warrant holders who participate in the Offer to Amend and Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Original Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

This discussion assumes that Original Warrant holders hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

Tax treatment of Original Warrant holders participating in the Offer to Amend and Exercise.

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants is treated as an exchange of Original Warrants for Amended Warrants which constitutes a recapitalization for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) an Original Warrant holder who participates in the Offer to Amend would not recognize any gain or loss as a result of amending the Original Warrants, (ii) such U.S. holder’s tax basis in the shares of our common stock received upon exercise of the Amended Warrants would be equal to the U.S. holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the common stock would begin on the day after the exercise of the Amended Warrants.

Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of a holder’s participation in the Offer to Amend. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

Distributions on Common Stock Received upon Exercise of Amended Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for taxation at a reduced 15% rate if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our common stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the common stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable Treasury Regulations, a holder of common stock may be subject to backup withholding with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Fees and Expenses

The Company has retained Maxim to act as its Warrant Agent for the Offer to Amend and Exercise pursuant to a Warrant Agent Agreement, attached as Exhibit d(1) to its Schedule TO. Maxim, in accordance with the terms of the Warrant Agent Agreement, shall use reasonable commercial efforts to contact holders of the Original Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Amend and Exercise. Maxim will receive a fee equal to 6% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise. In addition, the Company has agreed to reimburse Maxim for its reasonable out-of-pocket expenses and attorney’s fees. The Company has agreed to indemnify Maxim against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. Maxim holds Original Warrants and may participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants.

Transfers

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

COMPANY OVERVIEW

Executive Summary

SpendSmart Networks, Inc, dba SMS Masterminds is a leading full-service provider of Digital Engagement services for small and medium sized businesses. Services include Mobile Text-Message Marketing Services, Digital Loyalty Programs, Responsive Website Development, Social Media and Reputation Management, and Local Search Optimization. These services live on our proprietary campaign management software (SAAS) and are administered through our network of certified licensees. Highlights include:
  Over 5 million subscribers registered in our loyalty programs
  National network of trained licensees
  6 patents pending
  131 million messages sent
  In 290 markets

History

SMS Masterminds, founded by Alex Minicucci and privately held/financed at the time, was acquired by SpendSmart Networks, Inc. in early 2014 to create the foundation for a market-dominant player in the mobile marketing industry. The core offering was a combination of loyalty program and 'performance text messaging', which are text messages that are sent to individual users based on individual habits. These 'performance text messages' work on any platform/mobile device, and generally outperform any other method of advertising.

In mid 2014, the Company acquired TechXpress, a web development firm with proprietary cloud-based web and reputation management tools, further adding to the Company’s portfolio of solutions for small to medium businesses. In early 2015, the Company launched two new products, its Thrive Platform and Off Day Trainer. Thrive is a web services platform with web and social media management tools. Off Day Trainer is a marketing automation platform for the personal training and wellness industry. The Company is focused on providing business solutions for small and medium size businesses. Market demand is strong as small and medium sized businesses have no current full service solution to support their digital marketing needs.

Industry Background

We sit at the convergence of mobile marketing, loyalty systems, digital advertising, mobile wallet and point-of-sale. Virtually all of these industries are emerging, with a high degree of fragmentation, and almost zero effort put into the small business market on a national scale. Some of the components of the industry include:

1) Text message providers: Almost all of these companies are 'do-it-yourself' providers of text messaging software, with even fewer focused on the small business market. Almost all features are the same (text to broadcast, text sweepstakes, etc.), so there is little market differentiation. Because of little product differentiation, the price point has been driven down due to high market fragmentation and many small providers. This means margins are generally very low, and profits are unlikely.

2) Loyalty program providers: There are a few notable players in the loyalty program space, but all are 'do-it-yourself' technology providers. The model is to ship a loyalty device to the merchant, and configure a basic 'rewards' system to let their customers earn points as they come into the business. These are relatively low cost (around $50/month), and do little to impact the top line revenue of the merchant in a meaningful way.

3) Mobile web & reputation management: This market is bifurcated between independent 'marketing consultants' and national software providers. The independents typically lack software, systems or resources to provide a professional experience for the merchant. The national brands, like a GoDaddy, offer a 'do-it-yourself' web products to help merchants create their own digital experience.

In summary, while we face potential future competition in our target market for our products, we currently believe that we offer distinct features that respond to market needs not well served by our competitors. We provide a suite of tools and solutions combined with a hands-on, custom approach. Nonetheless, many of these other companies have longer operating histories, greater name recognition and greater financial, technical, and marketing resources than us.

Opportunity

The market the Company currently addresses is large and growing. There are 28 million small to medium sized businesses (SMBs) in the United States.1 These businesses account for 54% of all sales in the United States.

___________________________
1 The 28 million small businesses in America - https://www.sba.gov/content/small-business-trends-impact

Mobile Coupon Growth

As consumers increasingly turn to their mobile devices to shop online, the opportunity to use coupons and offers continues to grow.  Mobile devices let users access bargains on the go and have the capability to serve coupons that are highly relevant based on location, behavior and timeliness. Those who use these devices have an expanding range of options for delivery of mobile coupons, including SMS promotions, retail and manufacturer apps, coupon-specific apps, email offers and mobile barcodes. Additionally, daily deal sites and apps offering time-sensitive deals have attracted a new audience who has never before used mobile coupons. According to eMarketer, the number of US adult mobile coupon users increased from 12.3 million in 2010 to 53.2 million in 2014, reflecting a 332% increase over that time period, due to the rapid spread of smartphone users.

SMBs Want:
More New Customers
More Frequent Repeat Customers
$ Increased Spend Per Customer

Nearly 2 in 3 SMBs say attracting new customers is their #1 challenge, and 2 in 5 need help retaining existing customers

The SMB market wants new customers and to engage existing customers. A merchant’s online presence is critical to accomplishing this. Nearly nine out of ten customers say buying decisions are influenced by online reviews1 -today’s successful businesses don’t think online versus offline - they combine both mediums to offer unparalleled experiences.  Further, 60 percent of Internet access is mostly mobile2, yet 91% of small business’ websites are not optimized for mobile use3. This is a significant issue and a significant opportunity since 57% of users won't recommend a business with a poorly designed mobile site4.

While many small businesses want to offer stellar experiences to their customers they are technology-stale due to cost, learning curve, and complexity of do-it-yourself solutions. They don’t have the experience or time to do-it-themselves. They need help leveraging the latest technology to develop synergy between their brick-and-mortar store and their online presence. This synergy helps drive new customers to their door, and turn existing customers into loyal brand evangelists. Further, text messaging continues to be a meaningful communication tool for consumers and thus an opportunity for merchants to interact and complete transactions.

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1 https://www.zendesk.com/resources/customer-service-and-lifetime-customer-value
2 http://marketingland.com/outside-us-60-percent-internet-access-mostly-mobile-74498
3 http://www.business2community.com/small-business/91-small-business-websites-mobile-optimized-0831683
4 http://moz.com/blog/so-you-have-a-mobile-friendly-website-what-now

The mobile market is a significant contributor to the growth in digital ad spending and digital video ad spending. SMS Mastermind’s business model combines the core functions of mobile and social media marketing into a user-friendly, lead generator and client retention tool, producing measurable results. Combining analytics with the power of electronic marketing tools gives merchants the ability to identify and connect with their most loyal, local customers.

Text messages are an incredibly effective way to communicate with consumers. Messages can contain a frictionless mobile call-to-action: click to call, view website, download app, watch a video - opportunities are endless. Consumers are on the go and behaviors are changing. Text messaging is ideal for reaching today's consumers.

Our Products, Services & Solutions

Our platforms are focused on helping small and medium sized business grow their customer base, grow their customer engagement and grow their sales.

We have developed a proprietary suite of digital engagement tools that help local merchants build relationships with consumers and drive revenue.

These services are sold and administered by a vast network of aka “certified Masterminds,” who have purchased the exclusive right to operate our platform in their respective markets. Each "certified Mastermind" has completed our rigorous training to make them a digital engagement expert. Our full service strategy leveraging local “boots on the ground” allows us to provide unique, personalized service.

SSPC Product Line-up: ENGAGE License

Mobile/texting has become a more direct channel to consumers, coupling marketing and payments for goods and services.

5 essential characteristics of an effective loyalty solution:

1. Quick sign-up
2. Open participation
3. Easy to use
4. Generates data
5. Not disruptive to business-as-usual

<u>Our Solution</u>

Complete Loyalty Marketing Platform

SMS Masterminds provides local merchants with an expert to set up and administer mobile (text-based) loyalty marketing campaigns enabling them to digitally engage with new and existing customers

SpendSmart

Loyalty Programs: The corner stone of this solution is our Loyalty Kiosk/tablet that is installed at the merchant’s point of sale.  A merchant’s customer “subscribes” by entering their phone number into the tablet to sign up initially and check in during each subsequent visit.  Consequently, the tablets provide data mining of customer’s consumer habits and purchasing patterns.  They also service as an advertising platform and a loyalty reward delivery system.

Performance Text Messaging: The text messaging component of this system provides merchants with highly efficient, direct access to customers who have agreed to receive offers and communications from the merchant. Customers respond quickly and positively to this form of communication from merchants leading to tremendous engagement and an increase in transactions.

Digital Audit: “Certified Digital Audits” of their existing websites and social media presence-essentially a report card of their current performance.

Reputation Management: social media and reputation management solution empowering merchants to address and communicate effectively with their customer base. When combined with our Performance Text Messaging system, we are able to send text messaging to recent visitors asking for a review of their experience, then syndicate that review to major review sites such as Trip Advisor.

Mobile Responsive Web Design: Mobile-responsive website design across all platforms and devices-a critical piece to any business in today’s mobile and search engine optimization environment.  Our technology also helps ensure that our merchants’ websites are found first and engaged with more easily, when a local consumer is looking for their product or service.

Off Day Trainer: Automated software platform designed to allow personal fitness trainers to grow their business by addressing their three most common needs through text messaging and mobile automation:

1.	Acquire new clients through automated drip text campaigns.
2.	Reduce late and missed training sessions with automated sessionreminders.
3.	Achieve results with your clients by holding them accountable on their “Off Days” throughintelligent text messaging.

Zeon: Zeon manages business lead acquisition, cultivation, and direct-sale efforts.  Utilizing proprietary online lead scraping technology and CRM functionality, Zeon generates leads and turns them into customers quickly and efficiently. Zeon has 3 primary workflows:

1.	zProcure – automatically gathers leads from popular business directories based upon zip code(s), vertical(s), and more.
2.	zQualify -automatically removes leads based upon qualification criteria,e.g. number of reviews, rating, and more.
3.	zManage - quickly filters leads based upon status (called, follow up, new,etc.), review business info, notes, click-to-call, and update.

Key Benefits:

1.	Eliminates manual lead procurement efforts.
2.	Improves workflow as caller/sales rep efforts are tracked from time theyopen the lead, to how long the call is and what the status changes to (e.g.appointment/sale made).
3.	Callers/sales reps can access remotely from any computer/mobile deviceconnected to the internet (SaaS).

Zeon is truly unique in that it sources leads from active businesses based upon active web data online and categorizes them based on need. Currently, we utilize Zeon for our in house sales lead generation, but are reviewing the opportunity of positioning Zeon as a stand-alone product, based upon a SaaS marketing, pricing, and support model for other B2B companies. Further, plans to incorporate review platforms such as Zomato and Trip Advisor, further improve quality and quantity of leads procured. With the addition of text, email, print, and social media advertising, Zeon will manage lead procurement, management and sales from cradle-to-grave.

Merchant Value Proposition

Loyalty plus Tablets plus Performance Texting: By combining the appeal of text message marketing with an easy to use Loyalty Kiosk, we’ve been able to engage with a far broader audience.   Even with texting being as popular as it is, there is only 30 percent of the market that is willing to engage with a text campaign or a QR code alone.  Small to medium sized businesses have a need to appeal to their entire customer base with an easy to use system.  By eliminating the need to “text in to join” call to action and replacing it with a touch screen device we’ve seen databases grow at a rate of over 5X that of a regular text message campaign.

Frequency

15 days after 1st visit
Hey Lou, we have a 2 for 1 special today on slices! Come in and join us! – Junior's
15 days after 3rd visit
Lou – did you know we have a birthday club? Share your birthday month, mmd.us/h4h32 – Junior's
15 days after Birthday Club Join
Hi Lou – win free pizza at Junior's for a week, submit your picture to qualify – mmd.us/shh44

Intuitive Automated Engagement: Our success stems from our mix of propensity modeling and predictive marketing.  Having detailed customer habit information and delivering a targeted text message in the moment that individual is most likely to purchase again maximizes the value of the experience to the customer.  We call this “Automated Engagement” and it is the cornerstone to having the most personal and successful loyalty system.

SMS MASTERMINDS gives SMBs what they want by uniting online with offline

We miss you! Come in today for a free drink on us!
Thanks for your review! Share it on Facebook? mmd.us/33fa3
Happy Birthday! Enjoy $5 off any purchase this week!
Loyalty Rewards

Patents Pending

Financial Model

We generate revenue through three primary means, two of which are recurring:

1) Business Development Fees (one-time): This is a required one-time fee we collect from new Licensees which covers the configuration of their account, and comprehensive training. The training consists of an 8 week 'boot camp' to ensure the new Licensee is prepared to operate as a 'premium provider' in their respective market. Additionally, we send a corporate trainer on-site to complete the Licensee training, which includes active sales meetings to ensure the Licensee can properly articulate the value of the service to a potential merchant.

2) License & Support Fees (recurring): Every new Licensee enters into a minimum 2 year agreement to license our technology platform, and will continue to pay the license fees each month thereafter as long as the licensee desires to continue service (subject to additional terms and conditions). Services include ongoing technology support and updates, access to the Masterminds University, and an exclusive right to represent our platform in that market.

3) Per Merchant Revenue Share (recurring): Depending on the service being provided to the merchant, the Licensee pays a portion of proceeds received from the merchant. In the case of text messaging, we collect a 'per message fee' each month based on the number of messages sent that month. For other services, a 'per merchant fee' is collected monthly, when applicable.

To summarize - our sales and support are provided through our network of Licensees that pay us up-front and ongoing for the right to represent our platform in their exclusive market. We have virtually zero 'cost of revenues' when it comes to each merchant, because we do not pay commissions or salaries to sales reps. Our Licensees sell and support the merchant directly, and we collect our portion of revenue.

Nationwide Licensee Network

Nationwide network of Certified Mobile Masterminds (Licensees) operates as the Company's sales and support channel in over 290 markets in North America (including Mexico & Canada)

Estimated 10% penetration in active markets

SpendSmart

Strategy

We are built to scale and have three primary components to our growth strategy:

1) Invest in our Licensee network:  Continue to focus on what's been working, and do more of it.

a) Continue recruitment of qualified Licensees.
b) Expand efforts to support our Licensees' effort to develop their markets.
c) Build a direct to merchant platform and sales strategy.
d) Expand technology to increase the average number of messages per subscriber.
e) Expand our technology to increase the average number of merchants per subscriber.

2) Close national accounts: Leverage existing successes with national brands on a local level to have meaningful conversations with the corporate office of each, with the goal of putting together a large-scale deal to do many/all of their locations at once.

3) Strategic partnerships: By collaborating or partnering with existing influential companies such as point-of-sale or mobile wallet providers, we can leverage their existing merchant relationships to accelerate sales and add value.

Sample of some customers utilizing our technology:

National Chains:

Summary

We have positioned ourselves as the only full-service provider of digital engagement services to the small and medium sized business segment. This segment is largely underserved, yet has the greatest need for an expert to setup, manage and oversee a digital strategy on their behalf. Due to the 'high touch' nature of our relationship with our local merchants, we can continue to be opportunistic, offering additional services and growing our average revenue per merchant over time. This creates an ideal scenario for a public company, as we will continue to look for ideal acquisition targets to fold in technologies currently in demand by the SMB market that can be setup and administered by our licensees.

MANAGEMENT AND DIRECTORS

Our directors are elected by our stockholders to a term of one year and to serve until his or her successor is duly elected and qualified, or until his death, resignation or removal. Each of our officers is appointed by our Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office.

Our bylaws provide that the number of directors which shall constitute our whole Board of Directors shall not be less than one or more than eleven.  The number of directors is determined by resolution of our Board of Directors or by our stockholders at our annual meeting. Our Company has assembled a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.

The following table sets forth certain information regarding our executive officers and directors as of the date of this Offer to Amend and Exercise:

Name	Age	Position
Alex Minicucci	36	Chief Executive Officer and Director
Bruce Neuschwander	63	Chief Financial Officer
Isaac Blech	65	Director
Joe Proto	58	Chairman
Cary Sucoff	63	Director
Patrick M. Kolenik	63	Director
Jerold Rubinstein	77	Director
John Eyler	67	Director
Chris Leong	72	Director

Mr. Alex Minicucci has been our Chief Executive Officer and Director since February 11, 2014. Mr. Minicucci is a serial entrepreneur with almost two decades of experience in web, ecommerce, and mobile marketing. In November 2008, Mr. Minicucci founded SMS Masterminds, subsequently earning several recognitions such as Top 20 under 40 Entrepreneur in 2013. Mr. Minicucci served as the Chief Executive Officer of SMS Masterminds until February 11, 2014. From 2006 to 2008, he served as Chief Operating Officer of TechXpress, Inc., a managed services IT firm. Between 2000 and 2003, Mr. Minicucci built and sold one of the nation’s largest virtual tour providers, USA Virtual Tours, to MediaNews Group. In the late 1990’s, Mr. Minicucci started and ran one of the first web development firms in central California, TooPhat.com, Inc., focused on next generation web development combined with interactive 3D environments. Mr. Minicucci is an Eagle Scout and active mentor to business students at Cal Poly San Luis Obispo.

Mr. Isaac Blech was appointed to the Board of Directors on March 10, 2011.  He currently serves on the Board of Directors of ContraFect Corporation, a biotechnology company specializing in novel methods to treat infectious disease and Medgenics, Inc., a company that has developed a novel technology for the manufacture and delivery of therapeutic proteins.  Mr. Blech is Vice Chairman of Cerecor, Inc., a biopharmaceutical company focused on activity in the human brain; Mr. Blech is Vice Chairman of Premier Alliance Group, Inc., a company in the cyber security, energy and financial consulting field; Mr. Blech is Vice Chairman of Edge Therapeutics, Inc., a company developing new treatments for brain trauma and other indications; Mr. Blech is Vice Chairman of Centrexion Corporation, a biotechnology company in the field of pain control; Mr. Blech is Vice Chairman of RestorGenex Corporation, a biotechnology company specializing in dermatology, optometry and women’s health. Previously, Mr. Blech established a number of well-known companies primarily focused in biotechnology including Celgene Corporation, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetic Systems Corporation.

Mr. Joseph Proto was appointed to our Board of Directors on January 25, 2012 and was appointed Chairman of the Board of Directors on November 28, 2013. Mr. Proto is a seasoned and successful senior executive and entrepreneur with three decades in the financial technology industry. Since 2008, Mr. Proto is the Chairman and Chief Executive Officer of Transactis, Inc., a leading electronic billing and payments company serving the vast small/middle markets through financial institutions and strategic partnerships. He founded REMITCO in 1995, a remittance processing company where he also served as CEO for 11 years, which grew to 1 billion payments a year and was acquired in 2000 by First Data Corp. In 1984, Mr. Proto also co-founded Financial Telesis (CashFlex), a payment processor serving 65 of the top 100 banks in the U.S., which was acquired by CoreStates/Wachovia in 1992 and is now a part of Wells Fargo. In 2004, Mr. Proto co-founded Windham Ventures, an investment company focusing on digital health technology and life sciences companies, where he currently serves as a founding partner.

Mr. Cary Sucoff was appointed to our Board of Directors on May 23, 2011.  Cary W. Sucoff has over 30 years of securities industry experience encompassing supervisory, banking and sales responsibilities.  Mr. Sucoff currently owns and operates Equity Source Partners, LLC an advisory and consulting firm. He has participated in the financings of hundreds of public and private companies. Mr. Sucoff currently serves on the following Boards of Directors: Contrafect Corp. (CFRX) and root9B Technologies (RTNB). In addition, Mr. Sucoff currently serves as a consultant to Multimedia Platforms, Inc. (MMPW). Mr. Sucoff is the President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He is the Chairman of the Endowment Committee. Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

Mr. Patrick M. Kolenik was appointed to our Board of Directors on August 30, 2011.  Mr. Kolenik has over forty years of securities industry experience. Mr. Kolenik was the Chief Executive Officer of Sherwood Securities Corp. where he was involved with more than 200 successful public and private financings. Since 2003, Mr. Kolenik has been a consultant to both public and private companies through his company PK Advisors.  Mr. Kolenik currently serves on the Board of Directors of root9B Technologies, a public company that provides business and technology consulting services.  Mr. Kolenik has advised our Company since May 2009 in the area of investment banking and capital markets.

Dr. Ka Cheong Christopher Leong was appointed to our board on October 29, 2012. Dr. Leong, based in Singapore and Hong Kong, is a co-founder and the President of Transpac Capital, a venture capital firm based in Singapore. Transpac was formed in 1989 through the amalgamation of Techno-Ventures Hong Kong, which Dr. Leong co-founded in 1986, and Transtech Capital Management of Singapore, both pioneers of venture capital in their respective countries. Prior to his venture capital career, Dr. Leong was the CEO of Amoy Canning Corporation Limited, a food and packaging conglomerate listed on the stock exchange of Hong Kong.  Prior to Amoy he founded Convenience Foods Limited in Hong Kong, which he sold to RJR Nabisco. Prior to his industrial career, Dr. Leong was a Senior Scientist at American Science and Engineering in Cambridge, MA. Dr. Leong has been a chairman of the Hong Kong Venture Capital Association, and is one of the founding inductees to the Singapore Venture Capital Hall of Fame in 2010 for his pioneering work in venture capital. Dr. Leong obtained a BS and a PhD degree from Massachusetts Institute of Technology, Cambridge, MA.

Mr. Jerold Rubinstein was appointed to our board on October 1, 2013. Mr. Rubinstein currently serves as the chair of our audit committee. Mr. Rubinstein served as the Chairman of the Board of RestorGenex from June 28, 2012 until November 1, 2013, CEO of RestorGenex until March 5, 2014 and as a director since April 2011. Mr. Rubinstein has served as the chairman of the audit committee of CKE Restaurants, the parent company of Carl’s Jr. Restaurants and Hardees Restaurants since June 2005. Since 1990, Mr. Rubinstein also serves as the non-executive chairman of US Global investors Inc., a mutual fund advisory company. From 2008 to 2010, Mr. Rubinstein served as a director of Alta Holdings. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Most recently Mr. Rubinstein consults with and serves on 3 early stage development companies. Mr. Rubinstein is both a CPA and attorney.

Mr. John Eyler was appointed to our board on November 25, 2014. Mr. Eyler retired from Toys "R" Us, Inc. as President and Chief Executive Officer in July 2005. Mr. Eyler joined Toys "R" Us in January 2000 and served as Chairman of the Board of Directors as well as Chairman of the Toys "R" Us Childrens fund from 2001 to 2005. Mr. Eyler was Chairman and Chief Executive Officer of FAO Schwarz from 1992 to 2000 and spent his entire career prior to that in retailing including becoming Chairman and Chief Executive Officer of May D & F, a department store in Denver Colorado at the age of 32. He served on the Board of the Andre Agassi Charitable Foundation for eight years, was a member of the NYC 2012 Board and a Board member of the Donna Karan Corporation from 1999 to 2001. For the past five years Mr. Eyler has served as President of Titan Sculpture Inc. which represents Roberto Santo's sculptures and paintings globally. He is an Advisory Board member of the College of the Environment at the University of Washington, and manages a charitable foundation created upon his retirement with a primary focus on improving the lives of children. A graduate of the University of Washington in 1969 with a degree in Finance, Mr. Eyler received an MBA from the Harvard Graduate School of Business in 1971.

Mr. Bruce Neuschwander has been our Chief Financial Officer since May 19, 2014. Mr. Neuschwander has a BA in economics from Willamette University, and an MS in Administration from the  University of California, Irvine. Mr. Neuschwander has a strong background in financial executive leadership including FP&A, consolidations, internal and external reporting, processes and controls, SOX, general and cost accounting, strategic planning, budgeting, and SEC reporting. Mr. Neuschwander served as the Corporate Controller of Centillium Communications during its $38M series “C” round of financing and took them public in a $100M IPO. Mr. Neuschwander also served as Corporate Controller of Finis, Inc. and CFO and VP of Operations with NemeriX, SA in Lugano, Switzerland.  He also spent fifteen years with Unisys (Burroughs, Memorex).

There are no family relationships among members of our management or our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish to us copies of all Section 16(a) reports they file.

Based solely on our review of the reports, we believe that all required Section 16(a) reports were timely filed during our last fiscal year. None of our directors, executive officers or greater than 10% beneficial owners filed any Form 5s.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, telephone (877) 541-8398.

Committees

Compensation Committee

Our compensation committee currently consists of the following non-executive members of the Board: Messrs. Eyler, Sucoff, and Proto.  Decisions concerning compensation matters are to be made by the Board of Directors based upon recommendations of the compensation committee and members of our executive management team.

Audit Committee

Our audit committee currently consists of the following non-executive members of the Board: Messrs Rubinstein, Kolenik and Sucoff.

Nominating & Governance Committee

Our nominating and governance committee currently consists of the following non-executive members of the Board: Messrs. Blech, Rubinstein, and Leong.

CORPORATE HISTORY & RECENT TRANSACTIONS

Corporate History

Our Company is incorporated in Delaware. On June 16, 2014 we changed our name to SpendSmart Networks, Inc.  Our stock trades under the symbol “SSPC”. On February 11, 2014, we acquired substantially all of the assets of Intellectual Capital Management d/b//a “SMS Masterminds” and on September 18, 2014, we acquired Techxpress. In late 2014, we began the wind down of the prepaid debit card business to focus the Company’s resources on its growing mobile marketing business. The Company primarily does business under the name SMS Masterminds.

Recent Transactions

On July 17, 2015, we issued a Convertible Promissory Note in the principal amount of $400,000 inclusive of interest. The Note is for a term of six months. The Note bears interest at twelve percent per annum. The Note is secured by the assets of the Company as well as by a personal guarantee from Chief Executive Officer Alex Minicucci. The Note may be converted into shares of the Company’s common stock at $0.75 per share. The Company also issued the holder warrants to purchase 500,000 shares of the Company’s common stock. The warrants have an exercise price of $0.75 per share and have a term of two years.

On August 26, 2015, we issued a Promissory Note and Security Agreement in the principal sum of $200,000. The Note is for a term of six months with a weekly repayment schedule ending February 22, 2016. The Note includes standard representations and warranties. The Note is secured by certain assets of the Company as well as by a personal guarantee by chief executive officer Alex Minicucci. The total repayment amount including interest and principal is $244,636.61 to be paid pro-rata weekly ending February 22, 2016.

On October 5, 2015, we issued a Convertible Promissory Note in the principal amount of $150,000. The Note has a maturity date of March 31, 2016 and bears interest at twelve percent per annum. The Note has a mandatory conversion feature obligating the Holder to participate and apply the principal and interest of the Note to a Company financing which closes a minimum of $1,500,000 before December 31, 2015.

On November 12, 2015, the Company issued a Convertible Promissory Note to an investor in the principal amount of $150,000. On November 13, 2015, the Company issued Convertible Promissory Notes to five investors in the principal amounts of $80,000, $34,000, $80,000, $53,333, and $40,000. On November 16, 2015, the Company issued a Convertible Promissory Note to an investor in the principal amount of $48,000. The Notes features a mandatory conversion feature obligating the holder to participate and apply the principal and interest into a “Qualified Financing” meaning a financing taking place prior to January 31, 2016, wherein the Company receives gross proceeds totaling at least $1,000,000 with the Holder entitled to three times any warrant coverage provided for in the Qualified Financing. The Note bears interest at nine percent per annum and have a maturity date of six months.

DESCRIPTION OF COMPANY EQUITY

Company Capitalization

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value, and 4,299,081 shares of preferred stock, $0.001 par value. The following summary is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated herein by reference.

Common Stock

As of the date of this Offer to Amend and Exercise, there were 19,565,357 shares of common stock outstanding.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The Company’s Series B Convertible Preferred Stock was converted into shares of the Company’s common stock on January 19, 2013. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series A cumulative convertible preferred stock which are issued and outstanding, and any series of preferred stock that we may designate and issue in the future.

Series C Convertible Preferred Stock

As of the date of this Offer to Amend and Exercise, there were 3,709,729 shares of Series C convertible preferred stock (the “Series C Preferred Stock”) outstanding, which are convertible into 14,836,916 shares of common stock. This Offer to Amend and Exercise will impact the anti-dilution provision of the Series C Preferred Stock and result in an adjustment of the conversion price of the Series C Preferred Stock to a conversion price of $0.50 per share. Our Series C Preferred Stock has the following characteristics:

Stated Value: The initial Stated Value of each share of Series C Preferred Stock is $3.00 (as adjusted pursuant to the Certificate of Designation).

Voluntary Conversion: The Series C Preferred Stock shall be convertible at the option of the holder, into common stock at the applicable conversion price of $.75 per share, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations. In addition, the Company has the right to require the holders to convert to common stock under certain enumerated circumstances.

Redemption:  The Series C Preferred Stock is not required to be redeemed by our Company.

Mandatory Conversion: At the Company’s sole option, each outstanding share of Series C Preferred Stock may be converted into shares of Common Stock at the applicable conversion price immediately prior to the close of business on the date that the volume weighted average price of the Common Stock, based on the closing price on the or any other market or exchange where the same is traded, shall exceed $4.00 per share for any 30 consecutive trading days anytime from the Original Issue Date with an average daily trading volume of 100,000 shares (such numbers shall be proportionally adjusted for dividends, stock splits, Common Stock combinations and recapitalizations involving the Common Stock).

Voting Rights: Except as described in the Certificate of Designations, holders of the Series C Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series C Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value (as adjusted pursuant to the Certificate of Designations).

Series A Cumulative Convertible Preferred Stock

As of the date of this Offer to Amend and Exercise, there were 353 shares of Series A convertible preferred stock (held by one shareholder) (the “Series A Preferred Stock”) outstanding, which are convertible into 106,820 shares of common stock. Our Series A Preferred Stock has the following characteristics:

Face Value:  Each share of Series A Preferred Stock has a face value of $100 per share.

Voluntary Conversion:  Each share of Series A Preferred Stock is convertible at the election of the holders at any time into approximately 303 shares of our common stock, subject to increase under the anti-dilution provisions under the Certificate of Designation and the Subscription Agreement upon the occurrence of events as defined therein.

Dividends:  Except in the event of default under the terms of the Subscription Agreement, the Series A Preferred Stock pays no dividends.  In the event of an uncured default by the Company, the Series A Preferred Stock pays dividends of 12% per annum during the period our Company is in default as described under the Certificate of Designation.

Redemption:  The Series A Preferred Stock is not required to be redeemed by our Company.

Liquidation Rights:  Upon the occurrence of a liquidation event (as defined in the Certificate of Designation), the holders of Series A Preferred Stock will be repaid their full face value and cumulative accrued dividends prior to the receipt of any other class of preferred or common stock.

Forced Conversion:  We have the right to force conversion of each share of Series A Preferred Stock into approximately 303 shares of common stock at any time after December 12, 2008, provided our common stock has maintained a closing price of $1.00 per share for three consecutive trading days prior to conversion.

Voting Rights: Generally, our Series A Preferred Stock has no voting rights.

Covenants: The subscription agreement for the Series A Preferred Stock imposes certain covenants on the Company, including restrictions against incurring additional indebtedness, issuing any additional equity except certain permitted issuances, creating any liens on our property, amending our certificate of incorporation or bylaws in a manner which may adversely affect the Series A Preferred Stock, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions.

Warrants:  The warrants issued in connection with the sale of Series A Preferred Stock are 66 month warrants to purchase shares of our common stock at a price of $0.15 per share (as adjusted), subject to future adjustment, including full-ratchet anti-dilution protection.  We have the right under certain conditions to call the warrants.

Warrants and Stock Options Issued and Outstanding

 On January 8, 2013, our Board of Directors approved the adoption of our 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan was approved by our shareholders on February 15, 2013. The 2013 Plan provides for granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock. The total number of shares of common stock that may be issued pursuant to stock awards under the 2013 Plan shall not exceed in the aggregate 45,000,000 shares of the common stock of our Company. On June 16, 2014, the shareholders approved an amendment to the 2013 Plan which consisted of increasing the aggregate numbers of shares of our common stock authorized for issuance under the 2013 Plan from 3,000,000 to 10,000,000 shares.

As of September 1, 2015, 8,246,000 options have been issued under the 2013 Plan.

As of August 31, 2015, we have outstanding options (including the options issued under the 2007 Plan, 2011 Plan and 2013 Plan) and warrants to purchase shares of our common stock as follows:
Shares Outstanding	Weighted Average Exercise Price	Expiration Fiscal Period
491,645	7.48	3rd Qtr, 2015
300,000	6.50	4th Qtr, 2015
1,465,833	6.75	1st Qtr, 2016
625	9.00	2nd Qtr, 2016
666,811	7.55	3rd Qtr, 2016
34,749	7.99	4th Qtr, 2016
1,709,810	7.05	1st Qtr, 2017
576,430	1.53	2nd Qtr, 2017
1,342,338	7.38	3rd Qtr, 2017
10,000	6.60	4th Qtr, 2017
200,000	2.25	4th Qtr, 2018
22,388,123	1.09	4th Qtr, 2018
893,336	0.92	1st Qtr, 2019
1,113,000	1.16	2nd Qtr, 2019
2,623,000	1.15	3rd Qtr, 2019
525,000	0.92	4th Qtr, 2019
75,000	0.65	2nd Qtr, 2019
133,334	7.05	4th Qtr, 2022
34,549,034

Market for SSPC’s Common Equity

Our common stock trades publicly on the OTCQB under the symbol "SSPC."  The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTCQB securities are traded by a community of market makers that enter quotes and trade reports.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.  The following table sets forth the high and low bid prices per share of our common stock by the OTCQB for the periods indicated as reported on the OTCQB.  On December 3, 2015, the closing price of our common stock as reported on the OTCQB was $0.18 per share.

For the year ended December 31, 2015	High	Low
First Quarter	1.17	0.71
Second Quarter	0.80	0.55
Third Quarter	0.70	0.40
Fourth Quarter (through December 2, 2015)	0.50	0.13

For the year ended December 31, 2014	High	Low
Fourth Quarter	$1.20	$0.73
Third Quarter	1.65	1.01
Second Quarter	3.34	1.00
First Quarter	1.59	0.71

The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

REPORTS AND AVAILABLE INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise and to exercise the Amended Warrants.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise and to exercise the Amended Warrants is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Additional Information

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent — Maxim Group, LLC 405 Lexington Avenue, New York, New York 10174.

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company — SpendSmart Networks, Inc., 805 AeroVista Pl., Suite 205, San Luis Obispo, California 93401; Attn: Corporate Secretary.

Sincerely,

SPENDSMART NETWORKS, INC.

/s/ Alex Minicucci
Alex Minicucci
Chief Executive Officer